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                             THE TOLL BROTHERS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                     ARTICLE I - ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT. The Company hereby establishes a defined benefit pension plan known as the Toll Brothers, Inc. Supplemental Executive Retirement Plan (the "Plan") effective as of September 1, 2004 (the "Effective Date").

         1.2 PURPOSE. The principal purposes of the Plan are to provide certain executives and consultants or advisors, as defined in Article III, with competitive retirement benefits, protect against reductions in retirement benefits due to tax law limitations on qualified plans, and encourage the continued employment or service of such individuals with the Company.

                            ARTICLE II - DEFINITIONS

         2.1 BOARD. "Board" means the Board of Directors of the Company.

         2.2 CAUSE. "Cause" means conduct by the Participant reasonably likely to cause material harm to the Company that consists of proven gross negligence, wanton or willful disregard of duties, acts of fraud, embezzlement, theft or the commission of a felony in the course of his employment or service, as determined by the Board after full consideration of the facts presented on behalf of both the Company and the Participant.

         2.3 COMPANY. "Company" means the Toll Brothers, Inc., a Delaware corporation.

         2.4 EMPLOYMENT. "Employment" means the period or periods during which a Participant is an employee of the Company, or, in the case of a consultant or advisor to the Company, is providing services to the Company.

         2.5 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor act thereto.

         2.6 NORMAL RETIREMENT AGE. "Normal Retirement Age" shall mean age 62.

         2.7 PARTICIPANT. "Participant" means an eligible executive, consultant or advisor of the Company selected to receive benefits under the Plan as provided in Article III of this Plan.

         2.8 SCHEDULE OF RETIREMENT BENEFITS. "Schedule of Retirement Benefits" means the schedule of Participants and retirement benefits attached hereto, as that may be amended from time to time.

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         2.9 TERMINATION BY THE COMPANY. "Termination by the Company" means either a termination by the Company of a Participant's employment, or a termination by the Participant of his employment with the Company by reason of:
(a) a material diminution in his title, position, reporting relationship, status, duties or responsibilities; (b) the assignment of duties and responsibilities that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with his position; (c) a material reduction to his base salary; or (d) a material reduction to incentive, retirement and welfare plans available to the Participant; provided, however, that a Participant's termination of employment shall only be treated as a Termination by the Company if the Participant has provide notice to the Company of the basis for his determination that he intends to terminate his employment and the Company has not corrected the situation within thirty (30) days.

         2.10 TOP HAT PLAN. "Top Hat Plan" means a nonqualified, unfunded plan maintained primarily to provide deferred compensation benefits to a Participant who falls within a select group of "management or highly compensated employees" within the meaning of Section 201, 301 and 401 of ERISA.

                            ARTICLE III - RETIREMENT

         3.1 ELIGIBILITY. Only those key executives, consultants or advisors who are designated as eligible to participate in the Plan on the Schedule of Retirement Benefits shall be eligible for benefits hereunder.

         3.2 PARTICIPATION. The Board, or such person or entity designated by the Board, acting in its discretion, may designate any eligible employee, consultant or advisor as a Participant under this Plan, and may designate any conditions applicable to any such Participant. Such designation shall be in writing and shall be effective as of the date contained therein. Participation in the Plan is terminable by the Board, in its discretion, upon written notice to the Participant, and termination shall be effective as of the date contained therein, but in no event earlier than the date of such notice, provided that no such termination shall in any material manner reduce or adversely affect any Participant's rights to vested benefits hereunder without the consent of the Participant.

         3.3 NONCOMPETITION. Notwithstanding any other provisions hereof, neither a Participant nor a Participant's spouse nor any other beneficiary of a Participant shall receive any further benefits hereunder if the Participant, without prior written consent of the Board, prior to attaining age 65, engages in (as a principal, partner, director, officer, agent, employee, consultant, owner, independent contractor of otherwise), or acquires a material financial interest in, any business that is a direct competitor of the Company under circumstances where the Participant's actions or interests with respect to such competitor are reasonably likely to cause material harm to the Company; provided, however, that this Section 3.3 shall cease to be applicable with respect to any Participant, upon the Termination by the Company of the Participant's employment without Cause.

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         ARTICLE IV - AMOUNT, FORM, AND PAYMENT OF SUPPLEMENTAL BENEFIT

         4.1 NORMAL RETIREMENT BENEFIT. Subject to the terms of this Plan, a Participant who retires from Employment shall be entitled to receive an annual retirement benefit as set forth in the Schedule of Retirement Benefits starting as of the date of the Participant's retirement on or after attaining Normal Retirement Age.

         4.2 FORM OF BENEFIT. The benefit payable to a Participant shall be paid at the time and in the manner set forth in the Schedule of Retirement Benefits.

         4.3 DEATH BENEFIT. If a Participant dies before such Participant retires, but at a time when the Participant's benefit has become vested, the benefit that would have been payable to the Participant shall be paid to the Participant's designated beneficiary, if any, and otherwise to the Participant's estate, at the time and in the manner provided for in the Schedule of Retirement Benefits as though the Participant had survived. If a Participant dies after payment of benefits under the Plan has commenced, the remaining installments, if any, shall be paid to the Participant's designated beneficiary, if any, and otherwise to the Participant's estate.

         4.4 VESTING. Except as otherwise provided in the Schedule of Retirement Benefits, a Participant's benefit under the Plan shall be forfeited if the Participant's employment terminates for any reason prior to his or her completion of twenty (20) years of service with the Company. For these purposes, periods of service prior to the adoption of the Plan shall be taken into account.

                           ARTICLE V - ADMINISTRATION

         5.1 AUTHORITY OF THE BOARD. This Plan shall be administered by the Board or any committee designated by the Board to administer the Plan. Subject to the provisions of the Plan, the Board or applicable committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and to decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan. Notwithstanding the foregoing, the Company shall act as the plan administrator for purposes of any filings with any governmental entity or in the event claims for benefits are made by any Participant.

         5.2 AGENTS. In the administration of this Plan, the Board may, from time to time, employ agents and delegate to such agents such administrative duties as it deems advisable and allowable under the terms of the Plan.

         5.3 DECISIONS BINDING. The decision or action of the Board with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan and any rules or guidelines made in connection with this Plan shall be final and conclusive, and shall be binding upon all persons and entities having any interest in this Plan.

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         5.4 INDEMNITY OF BOARD. The Company shall indemnify and hold harmless the Board and its individual members along with any other committee that may be established to administer the Plan pursuant to Paragraph 5.1 and any members thereof, against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan.

         5.5 COST OF ADMINISTRATION. The Company shall bear all expenses of administration of this Plan.

         5.6 CLAIMS.

             (a) A Participant or a Participant's beneficiary for benefits under the Plan may file a written claim for benefits under the Plan with the Plan Administrator, if he believes that he is entitled to receive benefits under the Plan but is not receiving benefits under the Plan or if he is receiving benefits under the Plan, but disputes the amount and/or form of benefits received. Such written claim for benefits shall set forth the nature of the claim and/or dispute, and set forth all facts and circumstances which are relevant to the claim.

             (b) If, pursuant to the provisions of the Plan, the Company denies the claim of the Participant or the Participant's beneficiary for benefits under the Plan, the Company shall provide written notice, within ninety (90) days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                 (i)   the specific reasons for such denial;

                 (ii) the specific reference to the Plan provisions on which the denial is based;

                 (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

                 (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

             (c) The Participant or the Participant's beneficiary whose claim for benefit has been denied may request review by the Company of the denied claim by notifying the Company in writing within sixty (60) days after receipt of the notification of claim denial. As part of said review procedure, the claimant or the claimant's authorized representative may review pertinent documents and submit issues and comments to the Company in writing. The Company shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than one hundred and twenty (120) days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan reference on which it is based.

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                     ARTICLE VI - AMENDMENT AND TERMINATION

         6.1 The Company hereby reserves the right to amend, modify, or terminate the Plan (and the Schedule of Retirement Benefits) at any time, and from time to time, by action of a majority of the members of the Board. Except as described below in this Article VI, no such amendment or termination shall in any material manner reduce or adversely affect any Participant's rights to benefits hereunder without the consent of such Participant.

         6.2 The Board may terminate the Plan and commence termination payout for all Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA; provided, however, that if the Plan is terminated pursuant to this sentence, then all Participants shall be deemed to be fully vested in the benefits described in Article IV as of the date immediately preceding such termination and shall be paid in a single lump-sum the actuarially equivalent present value of such benefit as soon as practicable (but in no case more than 90 days) after such termination.

                          ARTICLE VII - MISCELLANEOUS

         7.1 UNFUNDED PLAN. This Plan is intended to be a Top Hat Plan and therefore exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Such status shall not be adversely affected by the establishment of any trust pursuant to Paragraph 7.4 below.

         7.2 UNSECURED GENERAL CREDITOR. Each Participant and his or her beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interests, or claims in any property or assets of the Company, nor shall any such persons have any rights, interests or claims in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company. Except as provided in Paragraph 7.4, such policies, annuity contracts, or other assets of the Company shall not be held under any trust for the benefit of a Participant, his or her beneficiaries, heirs, successors or assigns, or held, in any way, as collateral security for the fulfilling of any obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and shall remain for purposes of this Plan, the general, unpledged, unrestricted assets of the Company. The Company's obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

         7.3 SUPPLEMENTAL BENEFITS. As of the Effective Date, the Plan is the intended to be a supplemental source of Company paid retirement benefits for Participants and not the sole source of such benefits. The benefit payable hereunder shall, therefore, not be subject to any reduction because of benefits that may be paid or otherwise provided to a Participant, except to the extent that an offset is explicitly provided for in a contractual arrangement with a particular Participant.


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         7.4 TRUST FUND.

             (a) At its discretion, the Company may establish one or more grantor trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits under this Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any benefits provided under this Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

             (b) At its discretion, the Company may, in addition to or in lieu of establishing one or more grantor trusts as described in clause (a) above, take other actions to fund the benefits provided for under this Plan, but in no event shall the Company establish any funding mechanism which would result in the Plan failing to qualify as a Top Hat Plan exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

         7.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable, provided that a Participant may assign the right to receive such amounts to trusts or limited partnerships established for the benefit of the Participant's spouse or children. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall such amounts or rights to such amounts be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         7.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, and Participants (and Participants' beneficiaries) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge any Participant at any time.

         7.6 VALIDITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         7.7 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns, and the Company shall require all its successors and assigns to expressly assume its obligations hereunder. The term "successors," as used herein, shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company.


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         7.8 TAX WITHHOLDING. The Company shall have the right to require
Participants to remit to the Company an amount sufficient to satisfy federal, state, and local tax withholding requirements, or to deduct from payments made pursuant to the Plan amounts sufficient to satisfy such tax withholding requirements.

         7.9 GOVERNING LAW. The provisions of this agreement shall be construed and interpreted according to the laws of the State of Pennsylvania except as preempted by Federal law.

         7.10 FORFEITURE. All benefits hereunder shall be subject to forfeiture in their entirety in the event that Participant's employment is terminated for Cause.

         IN WITNESS WHEREOF, the Company has caused the Plan to be adopted as of the Effective Date.

                                               THE TOLL BROTHERS, INC.



                                               By:__________________________






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SCHEDULE OF RETIREMENT BENEFITS

         The Participants in the Plan and the annual benefit payable to each Participant is as set forth below:

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PARTICIPANT                                           ANNUAL BENEFIT
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Robert Toll                                           $500,000
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Zvi Barzilay                                          $260,000
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Joel Rassman                                          $250,000
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Wayne Patterson                                       $125,000
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Bruce E. Toll                                         $230,000 (proposed)
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         The annual benefit shall be payable for twenty (20) years, commencing as soon as practicable following the Participant's retirement at any time after the Participant has attained Normal Retirement Age, except as otherwise agreed by the Company and the Participant. The annual benefit shall be paid either as a series of annual installments, or as a series of more frequent (e.g., monthly) installments as determined by the Board. A Participant with a vested benefit under the Plan who terminates employment prior to attaining Normal Retirement Age, and who has not forfeited his benefit under applicable provisions of the Plan, shall be entitled to receive his annual benefit, as described above, commencing as of his Normal Retirement Age, except as otherwise agreed by the Company and the Participant.







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